                           SECOND AMENDED AND RESTATED
                             ALAMOSA HOLDINGS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

         1. Purpose. The Alamosa Holdings, Inc. Employee Stock Purchase Plan was
established for the benefit of employees of Alamosa Holdings, Inc., a Delaware corporation (the "Company"), and its Designated Subsidiaries. The Alamosa
Holdings, Inc. Employee Stock Purchase Plan was amended and restated effective
June 2, 2004 (the "Plan"). The Plan is intended to provide the employees of an
Employer with an opportunity to purchase common shares, par value $0.01, of the
Company (the "Shares"). It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" within the meaning of Section 423 of the
Internal Revenue Code of 1986, as amended (the "Code"), and the provisions of the Plan shall be construed in a manner consistent with the requirements of such
Section of the Code.

         2.       Definitions.

         a.       "Board" shall mean the Board of Directors of the Company.

         b. "Change in Capitalization" shall mean any increase, reduction, or change or exchange of Shares for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, share dividend, share split or reverse share split, combination or exchange of shares, repurchase of Shares, change in corporate structure or otherwise.

         c. "Change of Control" means any of the following: (i) Continuing
Directors cease to constitute at least fifty percent (50%) of the members of the
Board; (ii) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; (iii) any consolidation, merger or share exchange of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Company Shares would be converted into cash, securities or other property; or (iv) any sale, lease, exchange or other transfer (excluding transfer by way of pledge or hypothecation) in one transaction or a series of related transactions, of all or substantially all of the assets of the Company; provided, however, that a transaction described in clause (iii) or (iv) shall not constitute a Change in Control hereunder if after such transaction (I) Continuing Directors constitute at least fifty percent
(50%) of the members of the Board of Directors of the continuing, surviving or acquiring entity, as the case may be or, if such entity has a parent entity directly or indirectly holding at least a majority of the voting power of the voting securities of the continuing, surviving or acquiring entity, Continuing
Directors constitute at least fifty percent (50%) of the members of the Board of
Directors of the entity that is the ultimate parent of the continuing, surviving or acquiring entity, and (II) the continuing, surviving or acquiring entity (or the ultimate parent of such continuing, surviving or acquiring entity) assumes all outstanding options under this Plan; provided, further, that a transaction described in clause (iv) shall not constitute a Change in Control hereunder if such transaction occurs upon or as a result of a default by the Company or any of its affiliates under (a) any credit agreement or related agreement among the
Company or any of its affiliates or successors and Nortel Networks Inc. or any other lender, whether or not such credit agreement or related agreement exists on the date of this Plan, or (b) any management agreement or related agreement among the Company any or any of its affiliates or successors and Sprint
Spectrum, LP, SprintCom, Inc., WirelessCo, LP, Sprint Communications Company, LP
or any of their affiliates or successors, whether or not such management agreement or related agreement exists on the date of this Plan. "Continuing
Directors" means Board members who (x) at the date of this Plan were directors or (y) become directors after the date of this Plan and whose election or nomination for

election by the Company's stockholders was approved by a vote of a majority of the directors then in office who were directors at the date of this Plan or whose election or nomination for election was previously so approved.

         d. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         e. "Committee" shall mean the Compensation Committee or any other committee of members of the Board appointed by the Board to administer the Plan and to perform the functions set forth herein.

         f. "Company" shall mean Alamosa Holdings, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

         g. "Compensation" shall mean any earnings reportable as W-2 wages for
Federal income tax withholding purposes and any elective contributions made by the Participant's Employer on the Participant's behalf to the Alamosa PCS
Contributions Savings Plan (or any successor plan thereto).

         h. "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an
Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Employee's Employer, if such leave is for a continuous period of not more than one year or re-employment upon the expiration of such leave is guaranteed by contract or statute.

         i. "Designated Subsidiaries" shall mean the subsidiaries of the Company which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan, which may include corporations which become subsidiaries of the Company after the adoption of the Plan.

         j. "Employee" shall mean any person, including an officer, who as of an
Offering Date has been regularly employed on a full-time basis by the Company, a wholly owned Subsidiary of the Company or a Designated Subsidiary of the Company
for at least six months; provided, however, that an Employee shall not include any individual whose customary period of employment is for five months or less in any calendar year.

         k. "Employer" shall mean, as to any particular Employee, the corporation which employs such Employee, whether it is the Company, a wholly owned Subsidiary of the Company or a Designated Subsidiary of the Company.

         l. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         m. "Exercise Date" shall mean the last business day of each Purchase
Period, except as the Committee may otherwise provide.

         n. "Fair Market Value" per Share as of a particular date shall mean (i)
the closing sales price per Share on such date, as reported by the Composite
Transactions reporting system or if not so reported, as reported by the New York
Stock Exchange or (ii) in the event the Shares are not traded on such date, the closing price per Share, as so reported in the immediately preceding date on which trading occurred, or if not so reported, as reported by any national securities exchange on which the Shares are listed.

         o. "Offering Date" shall mean the first Trading Day of each Offering
Period of the Plan. The Offering Date of an Offering Period is the grant date for the options offered in such Offering Period.

         p. "Offering Period" shall mean a period as described in Section 4 hereof.

         q. "Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting an option, each of the corporations other than the Company owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

         r. "Participant" shall mean an Employee who participates in the Plan.

         s. "Plan" shall mean the Alamosa Holdings, Inc. Employee Stock Purchase
Plan, as amended from time to time.

         t. "Plan Year" shall mean the calendar year.

         u. "Purchase Period" shall mean each approximately six-month period, within an Offering Period, commencing on the Trading Day next following the last previous Exercise Date in such Offering Period and ending with the next Exercise
Date in such Offering Period, except that the first Purchase Period of any
Offering Period shall commence on the first Trading Day of such Offering Period and end with the next Exercise Date. The first Purchase Period of the first
Offering Period under the Plan shall commence on April 2, 2001 and shall end on
August 31, 2001.

         v. "Shares" shall mean shares of the common stock, par value $.01 per share, of the Company.

         w. "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an option, each of the corporations other than the last corporation in the unbroken chain owns shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

         x. "Trading Day" shall mean a day on which national stock exchanges and the NASDAQ system are open for trading.

         y. "Year of Service" shall mean each successive period of twelve consecutive months (from an Employee's original employment date) during which the Employee's hours of employment are 1,000 hours or more.

         3. Eligibility.

         a. Subject to the requirements of Section 3.b. hereof, any person who is an Employee as of an Offering Date shall be eligible to participate in the
Plan and be granted an option for the Offering Period commencing on such
Offering Date.

         b. Notwithstanding any provisions of the Plan to the contrary, no
Employee shall be granted an option under the Plan if, immediately after the grant, (i) such Employee (or any other

person whose shares would be attributed to such Employee pursuant to Section
424(d) of the Code) would own shares and/or hold outstanding options to purchase shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary or Parent of the Company, or (ii) such Employee's right to purchase shares under all employee stock purchase plans (as described in Section 423 of the Code) of the
Company and any Subsidiary or Parent of the Company would accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of Fair Market Value of such shares (determined at the time such option is granted) for any calendar year in which such option would be outstanding at any time. Any amounts received from an
Employee which cannot be used to purchase Shares as a result of this limitation will be returned as soon as possible to the Employee without interest.

         4. Offering Periods. The Plan shall be implemented by a series of consecutive, overlapping Offering Periods. The first such Offering Period shall commence on the first Trading Day on or following April 1, 2001 and end on the last Trading Day on or before February 28, 2003. Unless otherwise determined by the Committee, each subsequent Offering Period shall have a duration of two years, commencing on the first Trading Day on or after March 1 and September 1 of each year. The Plan shall continue until terminated in accordance with
Section 19 hereof. Subject to Section 19 hereof, the Committee shall have the power to change the duration and/or the frequency of Offering Periods and/or
Purchase Periods with respect to future offerings and shall use its best efforts to notify Employees of any such change at least 15 days prior to the scheduled beginning of the first Offering Period to be affected. In no event shall any option granted hereunder be exercisable more than 27 months from its date of grant.

         To the extent permitted by any applicable laws, regulations, or stock exchange or national or international quotation system rules, if the Fair Market
Value of the Shares on any Exercise Date in an Offering Period is lower than the
Fair Market Value of the Shares on the Offering Date of such Offering Period, then all Participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option on such
Exercise Date and automatically re-enrolled in the immediately following
Offering Period as of the first day thereof.

         5. Grant of Option; Participation; Price.

         a. On each Offering Date the Company shall commence an offering by granting each eligible Employee an option to purchase Shares, subject to the limitations set forth in Sections 3.b. and 11 hereof. Each option so granted shall be exercisable for the number of Shares described in Section 8 hereof and shall be exercisable only on the Exercise Date.

         b. Each eligible Employee may elect to become a Participant in the Plan with respect to an Offering Period by filing a subscription agreement with his or her Employer authorizing payroll deductions in accordance with Section 6 hereof and filing it with the Company or the Employer in accordance with the form's instructions at least ten business days prior to the applicable Offering
Date, unless a later time for filing the subscription agreement is set by the
Committee for all Employees with respect to a given offering. Such authorization will remain in effect for subsequent Offering Periods, until modified or terminated by the Participant by giving written notice to his or her Employer prior to the next occurring Exercise Date. Additionally, a Participant may participate to a greater extent by authorizing reinvestment of dividends on the
Shares held in his or her account (by giving written notice to the Company) or, if authorized by the Committee for all Participants, by making cash payments to be credited to his or her account under the Plan in accordance with Section 6 hereof.

         c. The option price per Share subject to an offering shall be 85% of the Fair Market Value of a Share on (i) the Offering Date or (ii) the Exercise
Date, whichever is lower.

         6. Payroll Deductions and Cash Payments

         a. Subject to Section 5.b. hereof, a Participant may, in accordance with rules and procedures adopted by the Committee, authorize a payroll deduction of any whole percentage from one percent to ten percent of such
Participant's Compensation each pay period (the permissible range within such percentages to be determined by the Committee from time to time). A Participant may increase or decrease such payroll deduction (including a cessation of payroll deductions) at any time but not more frequently than once each Purchase
Period, by filing a new authorization form with his or her Employer. All payroll deductions made by a Participant shall be credited to such Participant's account under the Plan.

         b. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3.b. hereof, a Participant's payroll deductions may be decreased to 0% at any time during a Purchase Period.
Payroll deductions shall automatically recommence at the rate provided in such
Participant's subscription agreement (prior to the reduction) at the start of the first Purchase Period commencing in the following calendar year.

         c. A Participant may withdraw from the Plan as provided in Section 9, which will terminate his or her payroll deductions for the Purchase Period in which such withdrawal occurs. A Participant may increase or decrease the rate
(0-10%) of his or her payroll deductions during an Offering Period by completing and filing with the Employer a new subscription agreement authorizing a change in payroll deduction rate. The Committee may, in its discretion, limit the number of rate changes by a Participant during an Offering Period. A change in rate shall be effective as of the next payroll period following the date of filing of the new subscription agreement. If a Participant's payroll deduction rate at the end of the Offering Period is 0%, such Participant shall be required to increase the payroll deduction rate to participate in any subsequent Offering
Period.

         7. Exercise of Option.

         a. Unless a Participant withdraws from the Plan as provided in Section
9 hereof, or unless the Committee otherwise provides, such Participant's election to purchase Shares shall be exercised automatically on the Exercise
Date, and the maximum number of Shares (excluding any fractional Share) subject to such option will be purchased for such Participant at the applicable option price with (i) the accumulated payroll deductions, (ii) cash dividends paid on
Shares which have been credited to the Participant's account under the Plan pursuant to Section 10 hereof, and (iii) any additional cash payments made by the Participant and credited to the Participant's account under the Plan in accordance with Section 6 hereof.

         b. Any cash balance remaining in a Participant's account after an
Exercise Date will be carried forward to the Participant's account for the purchase of Shares on the next Exercise Date if the Participant has elected to continue to participate in the Plan. Otherwise the Participant will receive a cash payment equal to the cash balance of his or her account.

         c. The Shares purchased upon exercise of an option hereunder shall be credited to the Participant's account under the Plan as of the Exercise Date and shall be deemed to be transferred to the Participant on such date (except that no Shares purchased during the first

Offering Period hereunder shall be credited to the Participant's account until payment of the aggregate option price has been completed within the Offering
Period). Except as otherwise provided herein, the Participant shall have all rights of a shareholder with respect to such Shares upon their being credited to the Participant's account.

         8. Delivery of Shares.

         a. As promptly as practicable after receipt by the Company of a written request for withdrawal of Shares from any Participant, the Company shall arrange the delivery to such Participant of a share certificate representing the Shares in the Participant's account which the Participant requests to withdraw. Subject to Section 8.b. hereof, withdrawals may be made no more frequently than once each Offering Period. Shares received upon share dividends or share splits shall be treated as having been purchased on the Exercise Date of the Shares to which they relate.

         b. Notwithstanding anything in Section 8.a. hereof to the contrary,
Shares may be withdrawn by a Participant more than once during an Offering
Period under the following circumstances: (i) within 60 days following a Change in Control of the Company or (ii) upon the approval of the Committee, in its sole discretion.

         9. Withdrawal; Termination of Employment.

         a. A Participant may withdraw at any time all, but not less than all, cash amounts in his or her account under the Plan that have not been used to purchase Shares (including, without limitation, the payroll deductions, cash dividends and cash payments credited to such Participant's account) by giving written notice to the Company prior to the next occurring Exercise Date. All such payroll deductions, cash dividends and cash payments credited to such
Participant's account shall be paid to such Participant promptly after receipt of such Participant's notice of withdrawal and such Participant's option for the
Offering Period in which the withdrawal occurs shall be automatically terminated. No further payroll deductions for the purchase of Shares will be made for such Participant during such Offering Period, and any additional cash dividends during the Offering Period shall be distributed to the Participant.

         b. Upon termination of a Participant's Continuous Status as an Employee
during the Offering Period for any reason, including voluntary termination, retirement or death, the payroll deductions, cash dividends and cash payments credited to such Participant's account that have not been used to purchase
Shares (and, as to the first Offering Period, any such amounts credited to the account for partial payment for Shares as to which payment has not been completed) shall be returned (and any future cash dividends shall be distributed) to such Participant or, in the case of such Participant's death, to the person or persons entitled thereto under Section 13 hereof, and such
Participant's option will be automatically terminated.

         c. A Participant's withdrawal from an Offering Period will not have any effect upon such Participant's eligibility to participate in a succeeding
Offering Period or in any similar plan which may hereafter be adopted by the
Company.

         10. Dividends and Interest.

         a. Cash dividends paid on Shares held in a Participant's account shall be credited to such Participant's account and used in addition to payroll deductions (and cash contributions, if any) to purchase Shares on the Exercise
Date. Dividends paid in Shares or share splits of the

Shares shall be credited to the accounts of Participants. Dividends paid in property other than cash or Shares shall be distributed to Participants as soon as practicable.

         b. No interest shall accrue on or be payable with respect to any cash amount credited to a Participant under the Plan.

         11. Shares.

         a. Subject to adjustment as provided in Section 17 hereof, the maximum number of Shares which shall be reserved for sale under the Plan shall be
3,900,000 Shares, plus an annual increase to be added on the first day of the
Company's fiscal year beginning in 2005 equal to the lesser of (i) 200,000
Shares or (ii) such lesser amount determined by the Committee. Such Shares shall be either authorized and unissued Shares or Shares which have been reacquired by the Company. If the total number of Shares which would otherwise be subject to options granted pursuant to Section 5.a. hereof on an Offering Date exceeds the number of Shares then available under the Plan (after deduction of all Shares for which options have been exercised or are then outstanding), the Committee shall make a pro rata allocation of the Shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Committee shall give written notice to each
Participant of such reduction of the number of option Shares affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

         b. Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or, at the election of the
Participant, in the name of the Participant and another person as joint tenants with rights of survivorship.

         12. Administration. The Plan shall be administered by the Committee, and the Committee may select administrator(s) to whom its duties and responsibilities hereunder may be delegated. The Committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection therewith or in relation thereto as it deems necessary or advisable. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting duly held. Except as otherwise provided by the Committee, each
Employer shall be charged with all expenses incurred in the administration of the Plan with respect to such Employer's Employees. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participant) and any shareholder.

         13. Designation of Beneficiary.

         a. A Participant may file with the Company, on forms supplied by the
Company, a written designation of a beneficiary who is to receive any Shares and cash remaining in such Participant's account under the Plan in the event of the
Participant's death.

         b. Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company, on forms supplied by the Company. In the event of the death of a

Participant and in the absence of a beneficiary validly designated under the
Plan who is living at the time of such Participant's death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant or, if no such executor or administrator has been appointed
(to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant in accordance with the applicable laws of descent and distribution, or if no spouse, dependent or relative is known to the
Company, then to such other person as the Company may designate.

         14. Transferability. Neither payroll deductions, dividends, dividend reinvestments or cash payments credited to a Participant's account nor any rights with regard to the exercise of an option or to receive Shares under the
Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant (other than by will, the laws of descent and distribution or as provided in Section 13 hereof). Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 9 hereof.

         15. Use of Funds. All payroll deductions, dividends, reinvested dividends and additional cash payments received or held by the Company under the
Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such funds.

         16. Reports. Individual accounts will be maintained for each
Participant in the Plan. Statements of account will be given to Participants as soon as practicable following each Offering Period, which statements will set forth the amounts of payroll deductions, dividends, dividend reinvestments and additional cash payments, the per Share purchase price, the number of Shares purchased, the aggregate Shares in the Participant's account and the remaining cash balance, if any.

         17. Effect of Certain Changes. In the event of a Change in
Capitalization or the distribution of an extraordinary dividend, the Committee shall conclusively determine the appropriate equitable adjustments, if any, to be made under the Plan, including without limitation adjustments to the number of Shares which have been authorized for issuance under the Plan but have not yet been placed under option, as well as the price per Share covered by each option under the Plan which has not yet been exercised. In the event of a Change in Control of the Company, Offering Periods shall terminate unless otherwise provided by the Committee.

         18. Term of Plan. Subject to the Board's right to discontinue the Plan
(and thereby end its Term) pursuant to Section 19 hereof, the Term of the Plan
(and its last Offering Period) shall end on the tenth anniversary of the commencement of the first Offering Period. Upon any discontinuance of the Plan, unless the Committee shall determine otherwise, any assets remaining in the
Participants' accounts under the Plan shall be delivered to the respective
Participant (or the Participant's legal representative) as soon as practicable.

         19. Amendment to and Discontinuance of Plan. The Board may at any time amend, suspend or discontinue the Plan. Except as provided in Section 17 hereof, no such suspension or discontinuance may adversely affect options previously granted and no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant which accrued prior to the date of effectiveness of such amendment without the consent of such Participant.
No amendment shall be effective unless it receives the requisite approval of the shareholders of the Company if such shareholder approval of such amendment is required to

comply with Rule 16b-3 under the Exchange Act or Section 423 of the Code or to comply with any other applicable law, regulation or stock exchange or national or international quotation system rule.

         20. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

         21. Regulations and Other Approvals; Governing Law.

         a. This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

         b. The obligation of the Company to sell or deliver Shares with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

         c. To the extent applicable hereto, the Plan is intended to comply with
Rule 16b-3 under the Exchange Act, and the Committee shall interpret and administer the provisions of the Plan in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

         22. Withholding of Taxes. If the Participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Participant pursuant to such
Participant's exercise of an option, and such disposition occurs within the two-year period commencing on the day after the Offering Date or within the one-year period commencing on the day after the Exercise Date, such Participant shall, within ten (10) days of such disposition, notify the Company thereof and thereafter immediately deliver to the Company any amount of Federal, state or local income taxes and other amounts which the Company informs the Participant the Company is required to withhold.

         23. Effective Date. The Plan shall be effective as of April 1, 2001, subject to the approval of the Plan by the shareholders of the Company within 12 months before or after the date the Plan is adopted.